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                          TRADEMARK LICENSE AGREEMENT

          This Agreement is made as of this 15 day of November, 1996 by and between LEVI STRAUSS & CO., a Delaware corporation, with its principal office at Levi's Plaza, 1155 Battery Street, San Francisco, California 94111 (hereinafter "LICENSOR") and DESIGNS, INC., a Delaware company, with its principal office at 66 B Street, Needham, Massachusetts, 02194, (hereinafter "LICENSEE").

          WHEREAS, LICENSOR has, since 1850, been a major producer of apparel and related products in the United States and elsewhere and owns certain valuable trademarks in the United States; and

          WHEREAS, LICENSEE is the owner of certain retail outlet stores operating under the "Levi's Outlet by Designs" name through which it sells exclusively closeouts, seconds and irregular apparel and related products which have been manufactured by LICENSOR or by third parties under license from and/or on behalf of LICENSOR; and

          WHEREAS, LICENSEE has been selling such products in such stores subject to oral and written license agreements including without limitation an agreement effective as of November 1, 1991 (the "1991 Agreement") which are now being terminated and replaced hereby with respect to the STORES listed in Exhibit E. The other retail stores currently operating under the 1991 agreement will continue to be subject to that agreement; and

          WHEREAS, the parties now wish to set forth their written agreement on the terms of such license for LICENSEE's existing and future outlet stores operating under the "Levi's Outlet" name;

          NOW, THEREFORE, for good and valuable consideration, including without limitation the mutual promises set forth below, the parties agree as follows:

          1.  Grant of License.

              a. LICENSOR grants to LICENSEE subject to Article 1(e) hereof an exclusive, royalty-free license to use the Levi's(R) "Housemark" trademark in the form shown in Exhibit A which has been registered in the United States Patent and Trademark Office having Registration Numbers 849,437; 1,122,468; 1,041,846 and 1,155,926 respectively (hereinafter "the LICENSED MARK") in combination with "Outlet by DESIGNS." as shown in Exhibit B within the territory described in Exhibit C (the "TERRITORY") in connection with the sale of closeouts, seconds, first quality end-of-season transfers from Designs stores and/or joint venture stores and irregulars of apparel and related products manufactured by LICENSOR or by third parties under license from and/or on behalf of LICENSOR (the "PRODUCTS") on exterior signage, interior signage, stationery, receipts and PRODUCT tags in retail outlets which have been individually pre-approved by LICENSOR as listed in Exhibit E hereto, as such exhibit may be amended by the parties from time to time, (the "STORES") and which are devoted exclusively to the sale of such PRODUCTS. LICENSEE may delete a retail outlet from Exhibit E by notice to LICENSOR. Exhibit E shall be amended to add a retail outlet only by written agreement of the parties.
The said license is limited to the said STORES operating at the locations set forth in Exhibit E, and is not transferable to any other store without LICENSOR'S prior written consent.

              b. This Agreement does not grant LICENSEE any rights in any other trademarks, trade names or other proprietary rights of LICENSOR. Nothing in this Agreement, however, limits any rights of LICENSEE, under such other agreements or licenses as may exist from time to time, to use the LICENSED MARK standing alone, or other appropriate trademarks of LICENSOR, in the same fashion as permitted for use by other retailers authorized by LICENSOR in

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conjunction with the promotion of LICENSOR's products, which fashion is consistent with LICENSOR's policies and guidelines.

              c. The combination forms of the LICENSED MARK and LICENSEE'S tradename and mark "OUTLET BY DESIGNS". shown in Exhibit B are collectively referred to as the "COMBINATION MARKS". Although the tradename and mark
"OUTLET BY DESIGNS" is incorporated in the permitted combination forms, and must appear in any usage of the COMBINATION MARKS by LICENSEE, LICENSOR neither claims nor shall obtain any rights with respect to such terms.

              d. The licenses granted herein constitute both a right and an obligation to use the COMBINATION MARKS only in the manner specified herein in conjunction with the sale of the PRODUCTS through the STORES.

              e. LICENSOR reserves the right to use the LICENSED MARK with or without the word "Outlet" in connection with retail stores operated by LICENSOR within the TERRITORY during the term of this Agreement.

          2. Use of COMBINATION MARKS. LICENSEE shall use the COMBINATION MARKS as follows:

              a. LICENSEE shall prominently display the COMBINATION MARKS in one of the formats attached hereto as Exhibit B, and only in such format, when referring to the STORES, including on exterior STORE signage, interior STORE signage, stationery, receipts and PRODUCT tags. The COMBINATION MARKS shall be used in conformance with LICENSOR's written policies and guidelines. In the event that LICENSEE's lease restrictions or other factors require LICENSEE's use of the COMBINATION MARKS which is at variance with the formats shown on Exhibit B or the license granted herein, LICENSEE must obtain

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LICENSOR'S prior written consent to any such variance.  All existing signage approved by LICENSOR under the 1991 Agreement is deemed to conform to LICENSOR's polices and guidelines as of the date of this Agreement.

              b. LICENSEE shall sell the PRODUCTS and no other products in the STORES.

              c. LICENSEE shall not advertise the existence of STORES or their business except that LICENSEE may advertise on billboards designed to promote all retail outlet establishments within the mall in which the STORES are located, which billboards shall be located within five (5) miles of any such mall and shall advertise at least one other brand as well as the COMBINATION MARKS. LICENSEE shall also be permitted to advertise the STORES using flyers and in local newspapers.

          3.  Exclusivity.

              a. LICENSOR shall not grant licenses to third parties to use the LICENSED MARK in connection with the sale of the PRODUCTS in the TERRITORY.

              b. The licenses granted herein require LICENSEE to operate the STORES exclusively as outlets for the PRODUCTS. LICENSEE is expressly prohibited from using the COMBINATION MARKS (i) in stores which offer products from manufacturers other than or in addition to LICENSOR and (ii) in stores not devoted exclusively to selling the PRODUCTS. No COMBINATION MARK may be used hereunder in conjunction with the sale of first quality or in-season goods, except as otherwise permitted under Section 1 hereof.

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          4.  Modifications of COMBINATION MARKS.

              LICENSEE understands and agrees that the prior written approval of the LICENSOR is required if LICENSEE proposes to change in any respect the formats shown in Exhibit B or any materials authorized under Section 2; and LICENSEE agrees not to use any altered version of such signage or materials without LICENSOR's prior written approval. Any violation of this Section shall be deemed to constitute a material breach and default of this Agreement, subject to the provisions of paragraph 9c. hereof.

          5. Point of Sale Notification. LICENSEE shall display a notice to its customers which conforms substantially to the form of notice set forth in Exhibit D. Such notice shall be prominently displayed in the interior of each STORE at all points of sale in a manner which clearly and conspicuously
(i) notifies customers about the kinds of PRODUCTS sold (i.e., closeouts, seconds and irregulars manufactured exclusively by or on behalf of LICENSOR);
(ii) defines the terms "closeout", "seconds" and "irregulars" so that customers understand the quality of the merchandise offered for sale; and (iii) gives the identity of the company leasing and operating the STORE (i.e., LICENSEE, not LICENSOR) and the fact that LICENSEE, not LICENSOR, assumes all liabilities associated with the PRODUCTS and services offered by the STORE, except for liabilities based on damage or injury caused by the PRODUCTS, taking into account the fact that such PRODUCTS are closeouts, seconds, irregular apparel and related products. All merchandise offered for sale in the STORES shall be appropriately labeled as closeouts, seconds or irregulars respectively.

          6. Other Point of Sale Material. LICENSOR may provide LICENSEE with additional point of sale displays bearing the COMBINATION MARKS. LICENSEE may also display its own point of sale materials bearing the COMBINATION MARKS, provided that such materials conform to LICENSOR's guidelines for displaying

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such materials or, if LICENSEE has not been provided with such guidelines, then subject to LICENSOR's prior written approval and quality control over the display and use of such materials, which approval shall not be unreasonably withheld or delayed.

          7. Right of Inspection. LICENSOR shall have the right during regular business hours, at its own expense, to inspect any LICENSEE facility whereon or wherein the COMBINATION MARKS are displayed for the purpose of enabling LICENSOR to determine whether LICENSEE is adhering to the requirements of this Agreement.

          8. Authorized Outlets. LICENSEE has provided LICENSOR with a list of all locations at which the LICENSED MARKS are currently being used and their related lease expiration dates and renewal options. Such list is attached hereto as Exhibit E and upon execution of this Agreement, those locations shall become STORES subject to the terms of this Agreement. Upon request by LICENSEE during the term of this Agreement, additional STORES may be approved by LICENSOR on a case-by-case basis in LICENSOR's sole discretion. Such approval shall be in writing and the additional STORES shall be added to this Agreement only by amending Exhibit E.

          9.  Term, and Termination.

              a. The term of this Agreement shall commence upon execution by both parties and shall expire July 31, 2001 ("the EXPIRATION DATE"). Notwithstanding the foregoing, the license for any STORE shall be for a period co-terminous with the lease term (including options) set forth in Exhibit E, unless otherwise expressly stated in the said Exhibit E, and shall terminate upon expiration of the said lease term. If either party wishes to renew this

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Agreement the said party shall give notice to the other party not less than
180 (one hundred eighty) days before the EXPIRATION DATE and the parties shall meet within 90 (ninety) days after the date of the said notice to discuss renewal. Nothing in this Agreement shall oblige either party to renew this Agreement on any terms.

              b. If at any time LICENSOR or LICENSEE shall (i) become bankrupt; (ii) take advantage of any state or federal insolvency law;
(iii) liquidate its business; (iv) cease to function as a going concern;
(v) fail to pay its debts as they come due; or (vi) make any assignment for the benefit of creditors, the other party, as the case may be, shall have the right to terminate this Agreement forthwith.

              c. If either party shall cause or permit any material breach or default of this Agreement, the other party shall have the right to terminate this Agreement by written notice to the party causing or permitting the breach or default, and said termination shall be effective one hundred and twenty
(120) days after the giving of such notice, unless prior thereto the party receiving said notice cures such breach or default. The rights and remedies provided in this Section shall not be exhaustive and are in addition to any other rights and remedies provided by law.

              d. Any material breach or default committed by LICENSEE with respect to any STORE shall be deemed a material breach or default giving rise to LICENSOR's right to terminate the Agreement with respect to all STORES, subject to the opportunity to cure such breach pursuant to paragraph 9c hereof.

              e. Upon termination of this Agreement for any reason, LICENSEE shall immediately cease and thereafter refrain from all use of the LICENSED

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MARKS and shall remove or dispose of all retail outlet STORE signage and other materials utilizing the said LICENSED MARKS.

              f. Upon termination of the licenses granted herein with respect to any STORE, LICENSEE shall cease and thereafter refrain from using the LICENSED MARKS with respect to such STORE and shall remove or dispose of all retail outlet store signage for such STORE utilizing the said LICENSED MARKS.

          10. Fictitious Names. If LICENSEE is required to file a statement of fictitious name in a state where it is using the COMBINATION MARKS on signage on its STORES, LICENSEE shall promptly so inform LICENSOR in writing.

          11.  LICENSEE's Representations and Warranties.

               a. LICENSEE will affirmatively and conspicuously display in all its STORES the representation that LICENSEE, not LICENSOR, owns and operates the STORES and that the relationship between LICENSOR and LICENSEE is that of a manufacturer and an independent retailer of the PRODUCTS.

               b. LICENSEE represents and warrants that its promotion and sale of the PRODUCTS in the STORES and its performance of this Agreement will be in full compliance with fair business practices and all applicable laws and regulations of the TERRITORY and the United States.

          12.  LICENSEE's Indemnification.

               a. LICENSEE agrees to defend, indemnify and hold LICENSOR harmless against any damages, liabilities and expenses LICENSOR may suffer, including reasonable attorneys' fees and costs of suit, arising from any breach

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of any agreement, representation or warranty given herein or from LICENSEE's business activities, including without limitation, from claims based on personal injury and property damage occurring within or around the STORES and unauthorized activities with regard to LICENSEE's use of the COMBINATION MARKS. The foregoing notwithstanding, LICENSEE's indemnification does not extend to liabilities based upon the quality, safety or other properties of the PRODUCTS, taking into account the fact that such PRODUCTS are closeouts, seconds, irregular apparel and related products, or upon a claim of trademark infringement where such infringement arises out of LICENSEE's use of the COMBINATION MARKS as permitted hereunder.

               b. LICENSEE's obligation to indemnify shall not be effective unless LICENSOR gives LICENSEE prompt notice of any claim which might trigger such obligation and affords LICENSEE the opportunity to assume the defense thereof. LICENSEE's obligation to indemnify shall not be effective in the event that LICENSOR settles such claim without first obtaining LICENSEE's consent thereto.

          13.  LICENSOR's Representations and Warranties.

               a.  LICENSOR represents and warrants (i) subject only to Section
1. c. and to other license agreements with third parties, that it owns all right, title and interest in and to the LICENSED MARKS; and (ii) that it has the full power and authority to grant LICENSEE the rights and licenses granted herein.

               b. LICENSOR represents and warrants that its performance of this Agreement will be in full compliance with all applicable laws and regulations of the TERRITORY and the United States.

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          14.  LICENSOR's Indemnification.

               a. LICENSOR agrees to defend, indemnify and hold LICENSEE harmless against any damages, liabilities and expenses LICENSEE may suffer, including reasonable attorneys' fees and costs of suit, arising from a claim that the LICENSED MARKS used apart from or incorporated in the COMBINATION MARK infringe the trademark rights of a third party within the TERRITORY; except to the extent such claim results directly or indirectly, in whole or in part, from some unauthorized action or activity by LICENSEE with respect to the LICENSED MARK that is not authorized by LICENSOR.

               b. LICENSOR's obligation to indemnify shall not be effective unless LICENSEE gives LICENSOR prompt notice of any claim which might trigger such obligation and affords LICENSOR the opportunity to assume the defense thereof. LICENSOR's obligation to indemnify shall not be effective in the event that LICENSEE settles such claim without first obtaining LICENSOR's consent thereto.

          15.  Rights in LICENSED MARK.

               LICENSEE recognizes that there is great value to LICENSOR in the LICENSED MARK and the goodwill associated therewith. LICENSEE agrees that nothing contained in this Agreement or in any prior agreement or in any prior conduct of LICENSOR or LICENSEE gives LICENSEE any interest or property rights in the LICENSED MARK or in any other mark or trade name of LICENSOR except the right to use the LICENSED MARK as specifically set forth herein. LICENSEE agrees that all uses by LICENSEE of the LICENSED MARK shall inure to the benefit of LICENSOR. Except for the rights expressly granted herein, LICENSEE

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agrees that it will not, during the term of this Agreement or thereafter, directly or indirectly, assert any interest in, right of use or other rights in the LICENSED MARK or in any other mark or in any trade name of LICENSOR. LICENSEE agrees to assist LICENSOR in all reasonable respects requested by LICENSOR, and at LICENSOR's expense, in the establishment, renewal, protection and enforcement of LICENSOR's rights in the LICENSED MARK. LICENSOR acknowledges that all rights to trademarks "Designs" and "Outlet by Designs" are the property of LICENSEE and agrees not to adopt or attempt to register the said marks or any trademark confusingly similar thereto.

          16.  Terms Governing Purchase and Transfer of Merchandise.

               a. PRODUCTS may be purchased directly from LICENSOR or from stores owned by third parties who are approved by LICENSOR on a case-by-case basis, which approval shall not be unreasonably withheld or delayed. Terms of such purchases from LICENSOR shall be negotiated separately and in writing by LICENSEE and LICENSOR.

               b. LICENSEE acknowledges that its access to PRODUCTS for STORES shall be strictly on an "as available" basis; and nothing in this Agreement or any other agreement between LICENSOR and LICENSEE shall be deemed to constitute a guarantee of such availability.

               c. LICENSEE warrants that it will dispose of its own closeouts of LICENSOR's products by transferring them from its first quality stores or any other retail store in which LICENSEE has a controlling interest or is a joint venturer to its STORES licensed hereunder.

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          17.  Injunctive Relief.  Any breach by LICENSEE of this Agreement which involves LICENSEE's misuse of the LICENSED MARK would result in irreparable injury to LICENSOR and therefore, in addition to all other remedies provided at law or in equity, including, without limitation, remedies provided under The Uniform Trade Secret Act, California Civil Code Sections 3426 et. seq., LICENSOR shall be entitled to seek a temporary restraining order and a permanent injunction to prevent the continuance of such breach.
No notice shall be required in order to obtain such injunctive relief. In the event that LICENSOR seeks an injunction hereunder, LICENSEE hereby waives any requirement that LICENSOR post a bond or any other security. LICENSEE shall likewise be entitled to seek a temporary restraining order and a permanent injunction in accordance with all the provisions of this paragraph 17, if LICENSOR misuses LICENSEE'S trademarks "Designs" or "Outlet by Designs."

          18. No Assignment or Sublicense. LICENSEE may not assign, sublicense or otherwise transfer any of its rights or obligations hereunder absent the prior written approval of LICENSOR. For purpose of this Section , an assignment, sublicense or other transfer shall include: (i) any direct or indirect assignment, sublicense or other transfer, in whole or in part, of any of LICENSEE's rights or obligations under this Agreement, (ii) any direct or indirect transfer of any of the assets with which the COMBINATION MARKS are being used (including the STORES or their leases but excluding disposal of obsolete signage and displays in the ordinary course of business), (iii) any direct or indirect transfer of control of LICENSEE, or (iv) any transfer of any interest, direct or indirect, in LICENSEE or its assets, to a competitor of LICENSOR (provided that the ordinary purchase of LICENSEE's shares in a publicly-traded market for such shares, if any, shall not constitute a sale to a competitor for purposes of this Section 18(iv)). Any attempt to assign, sublicense or otherwise transfer any of LICENSEE's rights or obligations

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without the prior written consent of LICENSOR shall be void and shall be deemed to be a material breach of this Agreement.

          19. Notices. All demands and requests required or permitted by this Agreement shall be given in writing and delivered by U.S. mail or overnight courier, postage prepaid. All such notices shall be deemed effective upon deposit in the U.S. mail or upon delivery to an overnight courier. All such notices shall be addressed as follows:

          if to LICENSOR:

                    Levi Strauss & Co.
                    Levi's Plaza
                    1155 Battery Street
                    San Francisco, California 94111
                    Attention:  Vice President, Customer Relations

                    with a copy to:

                    General Counsel
                    1155 Battery Street
                    San Francisco, California 94111

          if to LICENSEE:

                    Vice-President & General Counsel
                    DESIGNS, INC.
                    66 B Street
                    Needham, Massachusetts, 02194

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          with a copy to:

                    President
                    DESIGNS, INC.
                    66 B Street
                    Needham, Massachusetts, 02194


          20. No Agency. Nothing in this Agreement shall be construed so as to constitute either party the agent, partner or joint venturer of or with the other for any purpose whatsoever. Neither party shall have the right or authority to pledge the credit of or to represent itself as agent of or as authorized to assume or create any obligation of any kind, expressed or implied on behalf of the other party in any respect whatsoever. At all times, LICENSEE shall maintain such notices and make other arrangements in its STORES as may be reasonably necessary to enable its customers to understand that the STORES are owned and operated by LICENSEE, not LICENSOR.

          21. Governing Law; Jurisdiction. The validity, construction, performance, enforcement, termination and effect of this Agreement shall be governed by and construed under and in accordance with the laws of the State of California applicable to agreements made and to be wholly performed therein. The parties irrevocably consent to the non-exclusive jurisdiction of the state courts of California and of any federal courts located in the Northern District of California and in Massachusetts, in connection with any action or proceeding respecting this Agreement or the rights and obligations set forth herein.

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          22.  Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with applicable law, such part or provision shall be severed from this Agreement in such jurisdiction to the extent necessary to make this Agreement enforceable and the validity of the remaining parts or provisions shall remain in full force and effect. Additionally, in such event the parties shall discuss such changes as may be necessary to preserve the original intent of this Agreement and if the parties cannot agree on changes within 30 days, then either party shall have the option to terminate this Agreement by notice to the other.

          23. Entire Agreement. This Agreement constitutes the sole and entire understanding between the parties relating to the use of the COMBINATION MARKS and it replaces any prior agreement, whether written, oral, express, implied or derived from conduct between the parties relating thereto.

          24. Amendment of Agreement. This Agreement may not be amended, altered or modified except in writing signed by both of the parties hereto.

          25. Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

          26. Waiver. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

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          27.  Survival.  The terms of Sections 9(e), 9(f), 12(a), 12(b),
14(a), 15, 17, 19, 21, 22, 23, and 24 shall survive the termination of this Agreement and shall continue to bind the parties thereafter.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their respective officers hereunto duly authorized as of the day and year first above written.

LEVI STRAUSS & CO.                      DESIGNS, INC.



By:   /s/ Thomas A. Fanoe                By:   /s/ Joel H. Reichman
      ___________________                      _____________________

Its:  Vice President, Customer           Its:  President
      Relations U.S.


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